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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-77566) and the incorporation by reference in the Registration Statement on Form S-8
(No. 33-77232) of Reunion Industries, Inc. of our report dated March 17, 1999 appearing on page F-2 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-1 of this Form 10-K.




/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP

New York, New York
March 17, 1999